Calculation of Filing Fee Tables
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ONCOR ELECTRIC DELIVERY CO LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.50% Senior Secured Notes due 2027	Other	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees to be Paid	2	Debt	4.65% Senior Secured Notes due 2029	Other	100,000,000		$ 100,000,000.00	0.0001381	$ 13,810.00
Fees to be Paid	3	Debt	5.35% Senior Secured Notes due 2035	Other	650,000,000		$ 650,000,000.00	0.0001381	$ 89,765.00
Fees to be Paid	4	Debt	5.80% Senior Secured Notes due 2055	Other	650,000,000		$ 650,000,000.00	0.0001381	$ 89,765.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,900,000,000.00		$ 262,390.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 262,390.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. Represents the maximum aggregate offering price of the 4.50% Senior Secured Notes due 2027 to be offered in the exchange offer to which the registration statement relates.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
500,000,000	$ 1.00	$ 500,000,000.00			$ 500,000,000.00

[2]	Rule 457(f) Fee Calculation Details

Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. Represents the maximum aggregate offering price of the 4.65% Senior Secured Notes due 2029 to be offered in the exchange offer to which the registration statement relates.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
100,000,000	$ 1.00	$ 100,000,000.00			$ 100,000,000.00

[3]	Rule 457(f) Fee Calculation Details

Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. Represents the maximum aggregate offering price of the 5.35% Senior Secured Notes due 2035 to be offered in the exchange offer to which the registration statement relates.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
650,000,000	$ 1.00	$ 650,000,000.00			$ 650,000,000.00

[4]	Rule 457(f) Fee Calculation Details

Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. Represents the maximum aggregate offering price of the 5.80% Senior Secured Notes due 2055 to be offered in the exchange offer to which the registration statement relates.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
650,000,000	$ 1.00	$ 650,000,000.00			$ 650,000,000.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A